UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
350 Mission Street, 10th Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.000001 per share	YELP	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2022 Executive Compensation Arrangements
On February 10, 2022, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Yelp Inc. (the "Company"), pursuant to the authority delegated to it by the Board, approved compensation arrangements for the certain of the Company's named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC) (each, an "Executive Officer") as set forth below.
Base Salaries
The Compensation Committee approved annual base salaries for the Executive Officers set forth in the table below as indicated, to be effective from January 1, 2022. The Compensation Committee determined not to make a change to the annual base salary of Mr. Stoppelman at this time.

Executive Officer	Title	2022 Annual Base Salary
Jeremy Stoppelman	Chief Executive Officer	$500,000.00
David Schwarzbach	Chief Financial Officer	$500,000.00
Joseph R. ("Jed") Nachman	Chief Operating Officer	$500,000.00
Performance Bonus Compensation Plan
The Compensation Committee adopted the Performance Bonus Compensation Plan for Executives (the "Performance Bonus Plan"), an annual incentive program pursuant to which each "officer" of the Company (as defined in section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16a-1 promulgated thereunder (a "Section 16 Officer")) is eligible to participate and receive an annual performance-based bonus, the amount of which is based on a target award expressed as either a pre-set target percentage of the Section 16 Officer's annual base salary earned during the year or a set dollar amount. The Compensation Committee is responsible for establishing the target awards as well as the proportion of the target award that will be based on corporate performance goals and individual performance goals, if any.
The corporate performance goals under the Performance Bonus Plan are established by the Compensation Committee and may be based on performance criteria as described in the plan document. Individual performance may be based on the Section 16 Officer's contributions toward the achievement of the corporate goals, department goals for such individual's area of accountability or responsibility, or other individual goals derived from or related to the corporate performance goals for such year.
For each Section 16 Officer, the amount of the bonus for a given year depends upon the Company's achievement of the applicable corporate performance goals established by the Compensation Committee for that year, and, if applicable, an assessment of the Section 16 Officer's individual performance and such other factors the Compensation Committee may determine appropriate. For any year, the achieved corporate performance percentage and/or individual performance percentage may exceed 100%, provided that neither may exceed 200% or such other maximum payout limitation set by the Compensation Committee for the applicable year.
For the year ending December 31, 2022, the Compensation Committee approved a target bonus, as a percentage of base salary, of 50% for each of Mr. Stoppelman, Mr. Schwarzbach and Mr. Nachman, with the amount of each such Executive Officer's bonus determined based on the achievement of corporate performance goals for the year (the "2022 Corporate Goals"). The Compensation Committee will determine the level of achievement of the 2022 Corporate Goals with reference to a threshold, target and stretch goal for each metric, which will result in the payout of a percentage of the bonus target ranging from zero to 200%. The Compensation Committee is expected to make the final determination of the level of achievement of the 2022 Corporate Goals and the percentage of the target bonus that will be paid out in the first quarter of 2023. The bonuses will be paid as soon as practicable, but not later than 30 days, thereafter. Each such Executive Officer must remain a Section 16 Officer through the payment date to be eligible to receive the bonus. Bonuses are paid in cash unless otherwise determined by the Compensation Committee.
The foregoing is only a brief description of the Performance Bonus Plan, does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.
Restricted Stock Units

The Compensation Committee granted restricted stock units ("RSUs") covering shares of the Company's common stock (the "Common Stock") to the Executive Officers set forth in the table below as indicated, effective February 14, 2022. The shares underlying each award will vest in equal quarterly installments over four years from the grant date, provided that the applicable Executive Officer is providing services to the Company as of each such vesting date.

Executive Officer	# of RSUs
Jeremy Stoppelman	120,328
David Schwarzbach	58,041
Jed Nachman	60,164
The RSUs were granted pursuant to, and in accordance with, the terms and conditions of the Company's 2012 Equity Incentive Plan, as amended (the "Plan"), and the forms of RSU Agreement and Grant Notice previously filed with the Securities and Exchange Commission ("SEC").
Performance-Based Awards
The Compensation Committee granted two sets of performance-based RSUs ("PRSUs") to the Executive Officers set forth in the tables below as indicated, effective February 14, 2022. The vesting of the first set of PRSUs (the "Financial Performance Awards") is subject to both the achievement of performance goals based on certain of the Company's financial metrics and a four-year, quarterly vesting schedule (the "Time-Based Vesting Schedule"), as described in more detail below. The vesting of the second set of PRSUs (the "TSR Performance Awards") is subject to the achievement of performance goals based on the Company's relative total stockholder return over a three-year period, as described in more detail below.
The PRSUs were granted pursuant to, and in accordance with, the terms and conditions of the Plan, as well as a Performance Restricted Stock Unit Award Agreement and Grant Notice, the forms of which are filed as Exhibit 10.2 to this Current Report.
Financial Performance Awards. A percentage of the target number of shares subject to the Financial Performance Awards shown below, ranging from zero to 200%, will become eligible to vest based on the Company's level of achievement of performance goals set by the Compensation Committee for the Company's net revenue and adjusted EBITDA for the year ending December 31, 2022. For purposes of the Financial Performance Awards, adjusted EBITDA is defined as the non-GAAP adjusted EBITDA financial measure as reported in the Company's periodic filings with the SEC, provided that the Compensation Committee may adjust such amount if it determines it would be more appropriate to achieve the objectives of the Financial Performance Awards.

	Financial Performance Awards (# of PRSUs)
Executive Officer	Threshold	Target	Maximum
Jeremy Stoppelman	15,041	60,164	120,328
David Schwarzbach	7,256	29,021	58,042
Jed Nachman	7,521	30,082	60,164
The Compensation Committee will determine the Company's level of achievement of the performance goals for the year ending December 31, 2022 with reference to a threshold, target and stretch goal for each metric. The Compensation Committee will then calculate the percentage of the target shares that will become eligible to vest, giving an equal weighting to each metric.
The Compensation Committee will make the final determination of the Company's level of achievement of the performance goals, and the shares subject to the Financial Performance Awards that will become eligible to vest (the "Eligible Shares"), no later than March 15, 2023. The Eligible Shares, if any, will vest on March 15, 2023 to the extent that the applicable Executive Officer has met the Time-Based Vesting Schedule as of such date. Thereafter, the Eligible Shares will continue vesting in accordance with the Time-Based Vesting Schedule, subject to the applicable Executive Officer's continued service as of each such vesting date. These PRSUs are additionally subject to potential acceleration under certain circumstances in connection with a change in control.
TSR Performance Awards. A percentage of the target number of shares subject to the TSR Performance Awards shown below, ranging from zero to 200%, will vest based on the level of achievement of a performance goal set by the Compensation Committee for the Company's stock price performance over a three-year period relative to the stock price performance of the other companies in the Russell 2000 Index over the same three-year period (the "TSR Goal").

	TSR Performance Awards (# of PRSUs)
Executive Officer	Threshold	Target	Maximum
Jeremy Stoppelman	30,082	60,164	120,328
David Schwarzbach	14,511	29,021	58,042
Jed Nachman	15,041	30,082	60,164
The three-year performance period is January 1, 2022 through December 31, 2024. The Compensation Committee will determine the Company's level of achievement of the TSR Goal with reference to a threshold, target and stretch goal. The Compensation Committee will calculate the Company's total stockholder return, as well as the total stockholder return of the other companies in the Russell 2000 Index, based on the average closing price of each company's stock over the last 20 trading days of the performance period compared to the average closing price over the first 20 trading days of the performance period. The Compensation Committee will then calculate the percentage of the target shares, if any, that will vest (the "Earned Shares") based on the percentile rank of the Company's total stockholder return relative to that of the other companies in the Russell 2000 Index. In the event that the Company's total stockholder return for the performance period is below zero, the Earned Shares may not exceed 100% of the target shares.
The Compensation Committee will make the final determination of the Company's level of achievement of the TSR Goal, as well as the number of Earned Shares, as soon as administratively practicable following the end of the three-year performance period, but no later than March 15, 2025 (the "Certification Date"). The Earned Shares, if any, will fully vest on or following the Certification Date on the earlier to occur of February 20, 2025 or March 15, 2025, subject to the applicable Executive Officer's continued service as of such vesting date. These PRSUs are additionally subject to potential acceleration under certain circumstances in connection with a change in control.
James Miln Compensation
The Company approved compensation arrangements for James Miln, the Company's Senior Vice President, Finance and Investor Relations, who previously served as the Company's Interim Chief Financial Officer for a portion of 2020 and was a named executive officer in the Company's most recent proxy statement filed with the SEC, but who is no longer an executive officer. Mr. Miln is eligible to receive a performance-based bonus for the year ending December 31, 2022 with a bonus target percentage equal to 35% of his base salary for the year. The amount of Mr. Miln's bonus will be determined based on the Company's achievement of the 2022 Corporate Goals, in the same manner as described above for Mr. Stoppelman, Mr. Schwarzbach and Mr. Nachman and pursuant to a performance bonus compensation plan with terms substantially similar to the Performance Bonus Plan.
Transition Agreement
On February 15, 2022, the Company entered into a transition agreement (the "Agreement") with Vivek Patel, the Company's former Chief Product Officer. Pursuant to the Agreement, Mr. Patel will remain employed by the Company in an advisory capacity on a full-time basis through March 25, 2022 and on a part-time basis from March 26, 2022 through May 20, 2022 (the "Separation Date"). Mr. Patel's current salary and benefits will remain in effect until March 25, 2022. He will continue to be eligible to vest in his outstanding equity awards through the Separation Date and will be paid at an hourly rate equivalent to his current annualized base salary of $450,000 for hours worked after March 25, 2022. Mr. Patel will not receive severance benefits under the Company's Executive Severance Benefits Plan in connection with his departure.
The foregoing is only a brief description of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report.
In addition, the Compensation Committee granted of RSUs covering 4,727 shares of Common Stock to Mr. Patel, effective February 14, 2022. The shares underlying the RSUs will vest in two equal installments on February 20, 2022 and May 20, 2022, provided that Mr. Patel is providing services to the Company as of each such vesting date. The RSUs were granted pursuant to, and in accordance with, the terms and conditions of the Plan and the forms of RSU Agreement and Grant Notice previously filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Yelp Inc. Performance Bonus Compensation Plan for Executives.
10.2	Forms of Performance Restricted Stock Unit Award Grant Notice and Agreement under 2012 Equity Incentive Plan, as amended.
10.3	Transition Agreement, dated February 15, 2022, by and between Yelp Inc. and Vivek Patel.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 16, 2022	YELP INC.
		By:	/s/ Jeremy Stoppelman
Jeremy Stoppelman
Chief Executive Officer